Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Acquires Chevrolet and Mazda Dealerships in Houston, Texas
Disposes Volvo Dealership on Long Island, New York

HOUSTON, July 21, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the acquisition of Munday Chevrolet and Munday Mazda in Houston, Texas. The dealerships, which will continue to operate as Munday Chevrolet and Munday Mazda, are expected to generate $225 million in estimated annual revenues.

“Munday Chevrolet is the second largest Chevy dealership in Texas and sixth largest in the country. We are delighted to add this high volume store to our growing family of dealerships in our hometown of Houston,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “The addition of Chevrolet and Mazda expands our scale and brand offerings to a total of 17 brands across 19 stores serving over 300,000 customers in the greater Houston metropolitan area.”

Additionally, on June 23, 2014, Group 1 completed the disposition of Hassel Volvo. This dealership, located on Long Island, New York, generated approximately $30 million in trailing-twelve-month revenues.

About Group 1 Automotive, Inc.
Group 1 owns and operates 153 automotive dealerships, 195 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com